UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2013

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NOVAGEN INGENIUM INC

(Exact name of registrant as specified in its charter)

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Nevada	333-149617	98-0471927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Double Diamond Pkwy, Suite 2227, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

(310) 994-7988
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Rescission of Asset Sales Agreement between Renegade Engine Company Pty Ltd. and Camtech Investments Pty Ltd.

On December 27, 2013, Renegade Engine Company Pty Ltd., a wholly-owned subsidiary of the Registrant (“Renegade”), and Camtech Investments Pty Ltd. as trustee for Munro Family Trust (“Camtech”), mutually agreed that it was in their respective best interests to rescind the Asset Sales Agreement dated April 22, 2013 between Renegade and Camtech (the “Asset Sales Agreement”) and entered into a Rescission Agreement to that effect (the “Rescission Agreement”).

Under the terms of the Asset Sales Agreement, Renegade had acquired from Camtech certain equipment formerly utilized by N.C. Precision Engineering Pty Ltd., a precision engineering business located in Ernest, Queensland, Australia for A$270,000 (USD$277,250)(the “Purchase Price”). The description of the terms and conditions of the Asset Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Asset Sale Agreement, which was filed on April 25, 2013 as Exhibit 10.1 to Registrant’s Current Report on Form 8-K.

The Purchase Price was secured by a promissory note (the “Promissory Note”) issued by Novagen Finance Pty Ltd., a wholly-owned subsidiary of the Registrant (“Novagen Finance”). The Promissory Note was due and payable on demand, and earned interest at the rate of 5% per annum until maturity and thereafter at the rate of 10% per annum. The description of the terms and conditions of the Promissory Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Promissory Note, which was filed on April 25, 2013 as Exhibit 10.2 to Registrant’s Current Report on Form 8-K.

Under the terms of the Rescission Agreement, Renegade and Camtech each agree that the Asset Sale Agreement and all other agreements and understandings whether written or oral relating to the subject matter of the Asset Sale Agreement will be rescinded and will be of no further force and effect. Each party also acknowledges and agrees that neither of them will have any further obligation to each other pursuant to or arising directly or indirectly from the Asset Sale Agreement or from any other agreement or understanding, whether written or oral, relating to the subject matter thereof. The Rescission Agreement also contains a mutual release from and against all claims of every nature and kind whatsoever and howsoever arising that Renegade or Camtech may have by reason of, or arising directly or indirectly from the Asset Sale Agreement.

The Rescission Agreement is subject to Camtech surrendering the Promissory Note to Novagen Finance Pty Ltd. for cancellation. The Promissory Note was surrendered and duly cancelled on December 27, 2013. No payment in respect of the indebtedness secured by the Promissory Note had been made prior to cancellation.

The effect of the Rescission Agreement will be to render the Asset Sale Agreement void and a legal nullity, with Renegade and Camtech being returned to the position in which they were in before they entered into the Asset Sale Agreement.

The description of the terms and conditions of the Rescission Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Rescission Agreement, which is filed as Exhibit 10.1 to this Current Report.

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Asset Sale Agreement between Novagen Precision Engineering Pty Ltd. and Camtech Investments Pty Ltd.

On December 27, 2013, Novagen Precision Engineering Pty Ltd. (“Precision”), a wholly-owned subsidiary of the Registrant, entered into a written agreement (the “NPE Agreement”) to acquire certain precision milling equipment (the “Equipment”) from Camtech for cash consideration of A$270,000 (US$239,936.02). The acquisition of the Equipment completed on December 27, 2013.

Camtech has warranted that the Equipment is its sole and absolute property and is not subject to any encumbrance.

The NPE Agreement sets out the entire agreement and understanding between Precision and Camtech with respect to the subject matter of the NPE Agreement and supersedes all prior agreements, understandings and representation.

The Board of Directors of the Registrant approved the NPE Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the Registrant.

Except as already described in this Current Report, there was no material relationship between Camtech or Munro Family Trust and any of the Registrant, Precision, or any of their respective subsidiaries, directors or officers or any associate of any such directors or officers prior to execution of the NPE Agreement.

The description of the terms and conditions of the NPE Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the NPE Agreement, which is filed as Exhibit 10.2 to this Current Report.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Rescission Agreement dated December 27, 2013, between Renegade Engine Company Pty Ltd. and Camtech Investments Pty Ltd. as trustee for Munro Family Trust

10.2	Asset Sale Agreement dated December 27, 2013, between Novagen Precision Engineering Pty Ltd. and Camtech Investments Pty Ltd. as trustee for Munro Family Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOVAGEN INGENIUM INC

Date: December 31, 2013	By	/s/ Micheal Nugent
Name: Micheal P. Nugent Title: President and CEO